EXHIBIT 32

UHF INCORPORATED

CERTIFICATE REQUIRED BY 18 U.S.C. ss.1350

CERTIFICATION

As required by 18 U.S.C. ss.1350, the undersigned certify that this Report on Form 10-QSB fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in this Report on Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: October 23, 2003	By:	/s/ RONALD C. SCHMEISER

Ronald C. Schmeiser President